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                                                              EXHIBIT 21.1



The following is the only significant subsidiary (as such term is defined in Rule 1-02(v) of SEC Regulation S-X) of ALC Communications Corporation as of December 31, 1993 and is wholly owned by ALC.

     Allnet Communication Services, Inc. incorporated in Michigan